UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2012

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On July 30, 2012 we issued a press release, attached hereto as Exhibit 99.1, announcing that we had entered into a participation agreement with Kohlberg Kravis Roberts & Co L.P. (together with its affiliates, "KKR") providing for the participation of KKR in the future development of our Eagle Ford shale properties in South Texas.  Under the terms of the participation agreement, KKR will have the right to participate for one-third of our working interest in wells drilled on our 28,000 net acres in exchange for paying $25,000 per acre through a drilling carry for the net acreage being acquired by KKR.  We expect to ultimately develop most of our acreage based on spacing units of approximately 80 acres.  The agreement will apply to wells spud by us on or subsequent to March 31, 2012.  We will retain all of our interest in wells spud prior to March 31, 2012.  Subject to certain conditions, KKR is committing to providing drilling carry equivalent to $25,000 per acre for the next 100 wells drilled on our Eagle Ford Shale acreage and can continue to participate in additional wells drilled on the acreage for the same drilling carry.

Item 9.01  Financial Statements and Exhibits

Exhibit 99.1	Press Release dated July 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: July 30, 2012	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President and Chief Financial Officer